Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of October 15, by and between BION ENVIRONMENTAL TECHNOLOGIES, INC., a Colorado corporation with an address of PO Box 323, Old Bethpage, NY 11804 (“Grantor”), in favor of BION BLG LLC, a Montana limited liability company with an address of PO Box 31955, Billings, MT 59107 (“Secured Party”).

For valuable consideration, IT IS AGREED:

1. Security Interest. For value received, to secure the payment of up to Five Hundred Thousand and no/100 Dollars ($500,000.00) and the performance of the obligations under this Agreement, the Promissory Note, and any other loan documents executed contemporaneously with this Agreement, Grantor grants Secured Party a security interest in the following:

General Intangibles consisting of Intellectual Property, specifically including (i) the issued U.S. Patents set forth in Exhibit A; (ii) any patent or patent application claiming priority thereto, including but not limited to, non-provisional patents, reexaminations, reissues, continuations, continuations-in-part, divisions, renewals, and extensions, and any foreign counterparts thereto; (iii) all goodwill of the business connected with the use of, and symbolized by, each Patent and (iv) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof (collectively, the “Patent Collateral”) of Grantor whether now owned or existing or hereafter acquired or arising, whether now existing or hereafter arising, and wherever located (the “Collateral”).

The obligations secured include any payment of attorneys’ fees and other expenses incurred by Secured Party to enforce or collect any obligation secured by this Agreement.

In addition to the security interest granted above, Collateral includes all the following, whether now owned or existing or hereafter acquired or arising, whether now existing or hereafter arising, and wherever located:

a. All products and proceeds of any of the property described in this Collateral section.

b. All accounts, contract rights, rents, monies, payments, and all other rights arising out of a sale, lease, or other disposition of the Collateral.

c. All records and data relating to the Collateral, together with all of Grantor’s right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

2. Secured Party Covenants. Secured Party warrants and covenants to Grantor as follows:

a. If necessary, Secured Party agrees to share the priority of its Security Interest pari passu with investors from the Subsequent Shareholder Offering on a pro rata basis, as described in the Promissory Note, (13. Subsequent Shareholder Offering).

3. Grantor’s Covenants. Grantor warrants and covenants to Secured Party as follows:

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a. Organization. Grantor is duly organized, validly existing, and in good standing under the laws of the State of Colorado and is authorized to do business in all states in which it conducts business. Grantor shall not change the state of its organization or location. Grantor shall maintain in good standing as a public entity with all applicable governing authorities while obligations to Secured Party are outstanding.

b. Name. Grantor warrants and confirms that its exact registered or legal name is as indicated within this Agreement. Grantor shall notify Secured Party in writing thirty (30) days prior to any name change.

c. Authorization. The execution, delivery, and performance of this Agreement by Grantor has been duly authorized by all necessary action by Grantor and does not conflict with, result in a violation of, or constitute a default under (i) any provision of its articles of organization, operating agreement, or any agreement or other instrument binding upon Grantor or (ii) any law, governmental regulation, court decree, or order applicable to Grantor.

d. Perfection of Security Interest. Grantor authorizes Secured Party and agrees to take whatever actions are reasonably requested by Secured Party to perfect and continue Secured Party’s security interest in the Collateral. Secured Party’s secured interest shall be valid and enforceable until all obligations of Grantor to Secured Party are satisfied and repaid.

e. No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation, bylaws, or other organizational documents do not prohibit any term or condition of this Agreement.

f. Transactions Involving Collateral. Except with the Secured Party’s written consent, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral.

g. Title. Grantor represents and warrants to Secured Party that it holds good and marketable title to the Collateral, free and clear of all liens, licenses or other encumbrances except for the lien of this Agreement and those rights granted to Morton Orenlicher and Mark M. Simon in the Agreement for Transfer of Title and Ownership between Grantor and such parties dated on or around June 12, 2017. Except as permitted by Secured Party, no person other than Grantor has control or possession of any part of the Collateral.

h. Maintenance and Inspection of Collateral. Grantor shall pay all fees and other costs to ensure the maintenance and continued enforceability of the Patent Collateral. Secured Party and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the documents in Grantor’s possession relating to the Collateral wherever located.

i. Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments, and liens, if any, upon the Collateral, its use or operation, during the time this Agreement is outstanding.

j. Restrictions and Loan Conditions. Grantor will comply in all respects with each of the following requirements until the loan and all obligations under the Promissory Note and this Agreement have been fully paid and satisfied:

i. Grantor shall not sell, transfer, license, assign, or otherwise convey any interest in the Patent Collateral.

ii. Grantor shall raise $3,000,000.00 within six (6) months of the date of this Agreement, either through direct investment from current or new investors; investment by strategic partners; by license agreement or similar payment; or by a combination of fundraising methods. Secured Party agrees to reasonably facilitate requests for modification by Grantor that are consistent with this Agreement. Grantor’s failure to obtain such funding shall be a default under this Agreement and the Note.

4. Events of Default. Each of the following shall constitute an Event of Default under this Agreement.

a. Loan Defaults. Grantor defaults on any of the representations, warranties, covenants, obligations, or indemnity obligations under the Promissory Note, this Agreement, or related documents or agreements between Grantor and Secured Party.

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b. Insolvency. The dissolution or termination of Grantor’s existence as a going business, a declaration of insolvency of Grantor, the appointment of a receiver for any part of Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

c. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help repossession or any other method, by any creditor of Grantor or by any governmental agency against the Collateral or any other collateral securing the Obligations.

5. Rights and Remedies on Default. At any time following an Event of Default, Secured Party shall have all the rights of a secured party under Colorado law and equity. In addition, and without limitation, Secured Party may exercise any one or more of the following rights and remedies:

a. Assemble Collateral. Secured Party may require Grantor to deliver to Secured Party the Collateral and any and all certificates of title and other documents relating to the Collateral. Secured Party may require Grantor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party. Secured Party also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Secured Party may take such other goods, provided that Secured Party makes reasonable efforts to return them to Grantor after repossession.

b. Assignment of Patent Collateral to Secured Party. In accordance with this Section, Grantor shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Secured Party to prosecute, register, perfect, record or enforce its rights in the Patent Collateral.

c. Sell the Collateral. Secured Party shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition.

d. Other Rights and Remedies. Secured Party shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Secured Party shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

e. Cumulative Rights and Remedies. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Secured Party’s right to declare a default and to exercise its remedies.

6. Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

a. Amendments. This Agreement, together with the Promissory Note and other loan documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

b. Applicable Law; Severability. This Agreement has been delivered to Secured Party and accepted by Secured Party in the State of Montana and shall be governed by and construed in accordance with the laws of the State of Montana. The invalidity of any provision will not and shall not affect the validity of any other provision. In the event that any provision is held to be invalid, the parties agree that the remaining provisions shall remain in full force and effect as if they had been executed by all parties subsequent to the removal of the invalid provision.

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c. Assignment. Secured Party shall have the right to assign its rights under this Agreement. Following any assignment, all of the provisions in this Agreement shall continue to apply without impacting or affecting the rights and obligations of the parties in this Agreement.

d. Attorney Fees; Expenses. Grantor agrees to pay upon demand all of Secured Party’s costs and expenses, including attorney fees and Secured Party’s legal expenses, incurred in connection with the enforcement of this Agreement, including any legal proceeding brought to foreclose or otherwise realize upon the Collateral.

e. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

f. Notices. All notices required to be given under this Agreement shall be given in writing and shall be effective when hand delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor agrees to keep Secured Party informed at all times of Grantor’s current address(es).

g. Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

h. Waiver. Secured Party does not waive any rights under this Agreement unless such waiver is given in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Secured Party, nor any course of dealing between Secured Party and Grantor, shall constitute a waiver of any of Secured Party’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Secured Party is required under this Agreement, the granting of such consent by Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Secured Party.

i. Electronic Signatures and Counterparts. A copy of this Agreement transmitted by authenticated electronic signature or by email containing the signature of any party shall be accepted as the original and shall be binding upon the signing party to the same extent as would a copy of this Agreement containing the party’s original signature. Upon request of a party, a party signing and delivering this Agreement by e-mail shall deliver to the requesting party a copy of this Agreement containing the signing party’s original signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same document.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT, AND GRANTOR AGREES TO ITS TERMS.

GRANTOR	SECURED PARTY

BION ENVIRONMENTAL TECHNOLOGIES, INC.	BION BLG LLC
a Colorado corporation	a Montana limited liability company

By: S. Craig Scott Its: CEO	By: Its:

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Exhibit A – Patent Collateral

Patent	Filing Date	Registration Number	Country
Method for Treating Nitrogen in Waste Streams	October 16, 2012	US 8,287,734 B2	USA
Process to Recover Ammonium Bicarbonate from Wastewater	January 2, 2024	US 11,858,823 B2	USA
Process to Recover Ammonium Bicarbonate from Wastewater	February 22, 2022	US 11,254,581 B2	USA
Process to Recover Ammonium Bicarbonate from Wastewater	October 6, 2020	US 10,793,458 B2	USA
Process to Recover Ammonium Bicarbonate from Wastewater	March 31, 2020	US 10,604,432 B2	USA
Process to Recover Ammonium Bicarbonate from Wastewater	October 23, 2018	US 10,106,447 B2	USA
Process to Recover Ammonium Bicarbonate from Wastewater	August 5, 2024	U.S. Appl. No. 18/794,847	USA
Methods For Recovering Ammonium Compounds From A Waste Stream	July 8, 2024	U.S. Prov. Appl. No. 63/668,589	USA